UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2020
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 16, 2020. A total of 15,713,549 shares of common stock were entitled to vote, of which 12,312,606 shares were present in person or by proxy at the Annual Meeting. Three items of business were acted upon by the stockholders at the Annual Meeting. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below:

1.    Stockholders elected Robert R. Lind, the Company’s nominee for Class I director, for a term expiring at the 2023 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Robert R. Lind	8,681,019	1,578,796	2,052,791

2.    Stockholders elected Craig L. Levra, the Company’s nominee for Class I director, for a term expiring at the 2023 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Craig L. Levra	8,842,304	1,417,511	2,052,791

3.    Stockholders ratified the approval of the compensation of the Company’s named executive officers, as disclosed in the attached proxy statement pursuant to the SEC’s compensation disclosure rules by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,719,663	1,478,624	61,528	2,052,791

4.     Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021 by the following votes:

Votes For	Votes Against	Abstain	Non Votes
11,404,319	755,523	152,764	---

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: June 16, 2020	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors